EXHIBIT 10.1

GROVE, INC.

2019 INCENTIVE STOCK PLAN

(AMENDED AND RESTATEDAS OF FEBRUARY 8, 2021)

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(Effective February 8, 2021)

ARTICLE I ESTABLISHMENT AND PURPOSE

1.1	Establishment	5
1.2	Purpose.	5
1.3	Type of Plan.	5
1.4	Shareholder Approval.	6
1.5	Term of Plan	6

ARTICLE II DEFINITIONS

2.1	"Affiliate"	7
2.2	"Agreement"	7
2.3	"Award"	7
2.4	"Beneficiary"	7
2.5	"Board"	7
2.6	"Cause"	8
2.7	"Change in Control"	8
2.8	"Code"	8
2.9	"Commission"	8
2.10	"Committee"	8
2.11	"Common Stock"	8
2.12	"Company"	8
2.13	"Director"	8
2.14	"Disability"	8
2.15	"Exchange Act"	8
2.16	"Fair Market Value"	8
2.17	"Grant Date"	9
2.18	"Incentive Stock Option"	9
2.19	"Nonqualified Stock Option"	9
2.20	"Option"	9
2.21	"Option Period"	9
2.22	"Option Price"	9
2.23	"Option Shares"	9
2.24	"Participant"	9
2.25	"Plan"	9
2.26	"Representative"	10
2.27	"Restricted Stock"	10
2.28	"Retirement"	10
2.29	"Rule 16b-3"	10
2.30	"Securities Act"	10
2.31	"Termination of Employment"	10
2.32	"Transfer"	10

ARTICLE III ADMINISTRATION

3.1	Structure.	10
3.2	Authority.	11
3.3	Liability and Indemnification.	13

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ARTICLE IV STOCK SUBJECT TO PLAN

4.1	Number of Shares Available.	13
4.2	Release of Shares.	14
4.3	Conditions on Issuance of Shares.	14
4.4	Shareholder Rights.	14
4.5	Adjustment for Corporate Changes.	15

ARTICLE V ELIGIBILITY AND SELECTION

5.1	Eligibility.	15
5.2	Selection of Participants.	15
5.3	Awards in Substitution.	16

ARTICLE VI STOCK OPTIONS

6.1	General.	16
6.2	Grant of Options.	16
6.3	Terms and Conditions.	16
6.4	Effect of Termination of Employment.	18
6.5	Information Available to Participants.	19
6.6	Exercise of Options.	19
6.7	Withholding on Exercise.	19
6.8	Cash-Out of Option	19

ARTICLE VII RESTRICTED STOCK

7.1	General.	19
7.2	Grant of Restricted Stock	19
7.3	Terms and Conditions.	19
7.4	Effect of Termination of Employment	20
7.5	Withholding	20

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ARTICLE VIII PROVISIONS APPLICABLE TO ACQUIRED STOCK

8.1	Securities Law Registration	21
8.2	Registration Statement	21
8.3	Transfer on Change in Control	21
8.4	Estate Planning Transfers	21
8.5	Binding Effect of Plan	21
8.6	Limited Transfer During Offering	21
8.7	Disqualifying Disposition	21
8.8	Rights of Repurchase	22

ARTICLE IX CHANGE IN CONTROL PROVISIONS

9.1	Accelerated Vesting on Change in Control	23
9.2	Definition of Change in Control.	23

ARTICLE X MISCELLANEOUS

10.1	Amendment and Termination.	23
10.2	Fail-Safe for Rule 16b-3	23
10.3	Fail-Safe for Incentive Stock Options.	24
10.4	Fail-Safe for Mitigation of Excise Tax.	24
10.5	No Creditor Rights.	24
10.6	No Rights with Respect to Employment.	24
10.7	Relationship to Other Benefits.	24
10.8	Controlling Law.	24
10.9	Waiver of Cumulative Rights.	25
10.10	Notices.	25
10.11	Successors and Assigns.	25
10.12	Headings.	25
10.13	Severability.	25
10.14	Entire Agreement	25

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GROVE, INC.

2019 INCENTIVE STOCK PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE

1.1 Establishment. The Grove, Inc. 2019 Incentive Stock Plan ("Plan") is a plan of deferred compensation. The Plan was established by Grove, Inc. (the "Company") as of February 8, 2021 (the "Effective Date") as adopted by the Board of Directors of the Company.

1.2 Purpose. The purpose of the Plan is to (a) provide additional incentives to select persons who can make, are making, and continue to make substantial contributions to the growth and success of the Company, (b) attract and retain the employment and services of such persons, and (c) encourage and reward such contributions by providing these individuals with an opportunity to acquire or increase stock ownership in the Company through either (1) the grant and exercise of Options, and/or (2) the grant of Restricted Stock. It is the judgment of the Board of the Company that providing such additional incentives to select persons would advance the overall interests of the Company's business and enhance the value of the Company for all of its shareholders.

1.3 Type of Plan. The Plan permits the grant of Options and Restricted Stock. The Plan is intended to be an "unfunded" plan of deferred compensation. It shall not constitute an "employee benefit plan" subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

(a) Option. An Option granted under the Plan shall be either (1) an "Incentive Stock Option" within the meaning of Section 422(b) of the Code, or (2) a "Nonqualified Stock Option," meaning an Option to purchase Common Stock in the Company which does not qualify as Incentive Stock Option within the meaning of Section 422(b) of the Code. The Option Price shall never be less than the Fair Market Value of the underlying shares of stock on the Grant Date. Moreover, in the case of Incentive Stock Option granted to a Participant who, at the time of grant owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, the per share Option Price shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the Grant Date. The number of shares of stock subject to the Option shall be fixed on the original Grant Date. The exercise of the Option is subject to taxation under Section 83 of the Code and Treasury regulation §1.83-7. The Option does not include any feature for the deferral of compensation other than the deferral of recognition of income until the exercise of the Option under Treasury regulation §1.83-7. Hence, a Nonqualified Stock Option shall be exempt from the requirements of Section 409A of the Code. Further, an Incentive Stock Option shall be exempt from the requirements of Section 409A of the Code pursuant to the regulatory exception set forth in Treasury regulation §1.409A-1(b)(5)(ii).

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(b) Restricted Stock. The Plan permits Common Stock of the Company to be awarded and issued to certain persons, subject to vesting conditions and restrictions on transfer (known as "Restricted Stock"). The Restricted Stock awarded hereunder is taxed pursuant to the rules of Section 83(a) of the Code (or, if affirmatively elected, Section 83(b) of the Code), so that the Plan and Restricted Stock awarded hereunder is intended to be exempt from Section 409A of the Code.

1.4 Shareholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval of the Plan by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board of Directors of the Company (excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code). Such shareholder approval shall be obtained in the degree and manner required under applicable provisions of corporate charter, bylaws, and state law regarding approval required for the issuance of corporate stock; provided that if there is no such applicable authority, such shareholder approval shall be obtained in the degree and manner required under the provisions of the Code applicable to Incentive Stock Options. Incentive Stock Options may be granted hereunder prior to such approval by the shareholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that shareholder approval is not obtained within such twelve (12) month period, all Incentive Stock Options previously granted under the Plan shall be exercisable as Nonqualified Stock Options. In addition, approval of the Plan by the shareholders of the Company is required under the NYSE MKT Listed Company Manual before any Awards may be issued under the Plan.

1.5 Term of Plan. The Plan shall continue in effect from the Effective Date set forth in Section 1.1 hereof until the earlier of the Plan's termination by the Board of Directors of the Company, as provided in Section 10.1 hereof, or the date on which all shares of Common Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan have lapsed. In no event, however, shall any Incentive Stock Option be granted under the Plan after the tenth (10th) anniversary of the earlier of the date this Plan is adopted by the Company or the date this Plan is approved by the shareholders of the Company pursuant to Section 1.4 hereof.

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ARTICLE II

DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

2.1 "Affiliate" shall mean any individual, corporation, partnership, association, joint-stock company, trust, unincorporated association or other entity (other than the Company) that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company including, without limitation, any member of an affiliated group of which the Company is a common parent corporation as provided in Section 1504 of the Code.

2.2 "Agreement" shall mean, individually or collectively, any agreement entered into pursuant to (a) Section 6.2 hereof, pursuant to which an Option is granted to a Participant, or (b) Section 7.2 hereof, pursuant to which Restricted Stock is granted to a Participant, including any amendments thereto made pursuant to Section 10.1 hereof.

2.3 "Award" shall mean any Option or Restricted Stock granted under this Plan.

2.4 "Beneficiary" shall mean the person (including any trust, estate, or other entity) that a Participant designates in his most recent written beneficiary designation filed with the Company to receive the benefits specified under the Plan upon such Participant's death or to which Awards or other rights are transferred if and to the extent permitted hereunder. If, upon a Participant's death, there is no designated Beneficiary or if such designated Beneficiary has predeceased the Participant, then the term Beneficiary shall mean the person (including any trust, estate, or other entity) entitled by will or the laws of descent and distribution to receive such benefits.

2.5 "Board" shall mean the Board of Directors of the Company.

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2.6 "Cause" shall mean (a) any material act (that remains uncured for thirty (30) days following written notice from the Company or an Affiliate) that permits the Company or any Affiliate to terminate a written agreement or arrangement between the Participant and the Company or an Affiliate, as the case may be, for "cause" as defined in such agreement or arrangement, or (b) in the event there is no such agreement or arrangement, or the agreement or arrangement does not define the term "cause" or a substantially equivalent term, then "Cause" shall mean (i) any material breach of this Agreement by the Participant that remains uncured for thirty (30) days following written notice from the Company or an Affiliate, as the case may be, to the Participant of such breach, (ii) any act of dishonesty or fraud, embezzlement, theft or other material dishonesty with respect to the Company or an Affiliate, (iii) the commission by the Participant of a felony, a crime involving moral turpitude, or other willful act or omission that in the reasonable good faith judgment of the Committee causes material harm to the standing and reputation of the Company or an Affiliate, or (iv) the Participant's continued gross failure to perform his duties to the Company or an Affiliate.

2.7 "Change in Control" shall have the meaning set forth in Section 9.2.

2.8 "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.9 "Commission" shall mean the Securities and Exchange Commission or any successor thereto.

2.10 "Committee" shall mean any two (2) or more persons who the Board appoints or designates to administer the Plan, as described in Section 3.1 below.

2.11 "Common Stock" shall mean the shares of the Company's regular voting common stock, $0.001 par value, whether presently or hereafter issued, and any other stock or security resulting from adjustment thereof as described herein or the common stock of any successor to the Company, which is designated for the purposes of the Plan.

2.12 "Company" shall mean Grove, Inc., a Nevada corporation, and includes any successor or assignee corporation or corporations into which the Company may be merged, changed, or consolidated.

2.13 "Director" shall mean a member of the Board.

2.14 "Disability" shall mean that a Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. For the purposes of this Plan, a Participant shall not be considered to have incurred a Disability if the mental or physical condition of the Participant is the result of a willfully self-inflicted injury or self-induced sickness, or is the result of an injury or disease contracted, suffered, or incurred by the Participant while participating in a criminal enterprise. The determination of Disability shall be made by the Committee, based upon medical evidence from a physician selected by the Committee. The determination of Disability for purposes of this Plan shall not be construed as a determination for any other purpose.

2.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

2.16 "Fair Market Value" shall mean, as of any date, the value of one (1) share of Common Stock, determined pursuant to the applicable method described below:

(a) if the Common Stock is listed on a national securities exchange, the closing price of the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), as reported by the principal national exchange on which such shares are traded (in the case of an exchange);

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(b) if the Common Stock is not listed on a national securities exchange, but is actively traded in the over-the-counter market, the average of the closing bid and asked prices for the Common Stock on the relevant date (or, if such date is not a business day or a day on which quotations are reported, then on the immediately preceding date on which quotations were reported), or the most recent preceding date for which such quotations are reported; and

(c) if, on the relevant date, the Common Stock is not publicly traded or reported as described in (a) or (b) above, the value determined, in good faith, by the Committee (or Board) through the reasonable application of a reasonable valuation method after giving effect to discounts for lack of marketability and minority discount, but excluding any reduction in value with respect to any transaction bonuses. For purposes of Section 409A of the Code and the exemption therefrom, the valuation of a class of stock shall be determined by an independent appraisal that meets the requirements of Section 401(a)(28)(C) of the Code and the Treasury regulations thereunder, it being understood that a valuation obtained no more than twelve (12) months before the relevant transaction to which the valuation is applied (e.g. the Grant Date) shall be presumed to be a method resulting in a "reasonable valuation."

2.17 "Grant Date" shall mean the date on which the Committee makes a grant of an Award to a person eligible to participate in the Plan, or any other date determined by the Committee.

2.18 "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the Treasury regulations promulgated thereunder.

2.19 "Nonqualified Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

2.20 "Option" shall mean a right, granted to a Participant under Section 6.1 hereof, to purchase Common Stock, at a specified price, during a specified time period.

2.21 "Option Period" shall mean the period during which an Option shall be exercisable in accordance with the related Agreement and Article VI.

2.22 "Option Price" shall mean the price at which the Common Stock may be purchased under an Option as provided in Section 6.3(b).

2.23 "Option Shares" shall mean the shares of Common Stock that the Participant receives upon exercising vested Options.

2.24 "Participant" shall mean a person who satisfies the eligibility conditions of Article V and with whom an Agreement has been entered into and remains effective under the Plan, and in the event a Representative is appointed for a Participant or another person becomes a Representative, then the term Participant shall mean such Representative. The term shall also include a trust for the benefit of the Participant, the Participant's parents, spouse, or descendants, or a custodian under any uniform gifts to minors act or similar statute for the benefit of the Participant's descendants, to the extent permitted by the Committee and not inconsistent with Rule 16b-3. Notwithstanding the foregoing, the term "Termination of Employment" shall mean the Termination of Employment of the person to whom the Award was originally granted.

2.25 "Plan" shall mean the Grove, Inc. 2019 Incentive Stock Plan, as herein set forth and as may be amended from time to time.

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2.26 "Representative" shall mean (a) the person or entity acting as the executor or administrator of a Participant's estate pursuant to the last will and testament of a Participant or pursuant to the laws of the jurisdiction in which the Participant had the Participant's primary residence at the date of the Participant's death, (b) the person or entity acting as the guardian or temporary guardian of a Participant subject to court supervision, (c) the person or entity which is the Beneficiary of the Participant upon or following the Participant's death, or (d) any person to whom an Award has been permissibly transferred; provided that only one of the foregoing shall be the Representative, at any point in time, as determined under applicable law and recognized by the Committee. Any Representative shall be subject to all terms and conditions applicable to the Participant.

2.27 "Restricted Stock" shall mean shares of Common Stock subject to the satisfaction of vesting conditions, transfer restrictions, repurchase rights or other limitations imposed by the Plan and the Participant's Agreement (which may differ from other Participant's Agreements).

2.28 "Retirement" shall mean the Participant's Termination of Employment upon or after attaining age sixty-five (65).

2.29 "Rule 16b-3" shall mean Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Commission under Section 16 of the Exchange Act.

2.30 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

2.31 "Termination of Employment" shall mean the occurrence of any act or event that actually or effectively causes or results in a person ceasing, for whatever reason, to be an employee, officer, Director, consultant or other service provider of the Company including, without limitation, Retirement, death, Disability, resignation by Participant with or without "Good Reason" (as defined by Participant's employment agreement, if any), resignation by Participant upon a change in control (as defined by Participant's employment agreement, if any), or termination by the Company with or without Cause. A transfer of employment from the Company to an entity that is an Affiliate, as defined in Section 2.1, or from such an entity to the Company shall not be a Termination of Employment, unless expressly determined by the Committee. With respect to any person who is not an employee of the Company, the Committee may determine and include in such person's Agreement more detailed or particular provisions concerning what act or event shall constitute a Termination of Employment with respect to such person.

2.32 "Transfer" shall mean any sale, gift, assignment, distribution, conveyance, pledge, hypothecation, encumbrance or other transfer of title, whether by operation of law or otherwise.

In addition, certain other terms used herein shall have the definitions given to such terms in the first place in which the terms are used.

ARTICLE III

ADMINISTRATION

3.1 Structure. The Plan shall be administered by a committee (the "Committee") comprised of two (2) or more Directors, as appointed by the Board. In the event the Board fails to name a Committee, at any time, the Board shall reserve and exercise the functions of the Committee under the Plan.

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A majority of the members of an appointed Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members, shall be the acts of the Committee. Notwithstanding any provision contained in Sections 3.1 or 3.2 to the contrary, the acts of two-thirds (2/3) of the members of the Committee shall be required to exercise the authority granted under Subsections 3.2(d)(ii), (iii), or (iv) to the extent such action accelerates or waives any restriction or limitation associated with any Award or any shares of Common Stock relating hereto. A member of the Committee shall not exercise any discretion respecting himself under the Plan.

The Board shall have the authority to remove, replace, or fill any vacancy of any member of the Committee upon notice to the Committee and the affected member. Any member of the Committee may resign upon notice to the Board. The Committee may allocate among one (1) or more of its members or may delegate to one (1) or more of its agents, such duties and responsibilities as it determines.

Notwithstanding anything herein to the contrary, with respect to grants of Awards to individuals who are "Officers" and "Directors" (as such terms are defined for purposes of Section 16 of the Exchange Act) of the Company, at such time or in such circumstances as such individuals are subject to Section 16 of the Exchange Act, such grants shall be made and administered by a "Rule 16b-3 Committee" appointed by the Board. Such Rule 16b-3 Committee shall consist solely of two (2) or more "Non-Employee Directors" (as defined for purposes of Rule 16b-3) and shall otherwise be constituted and act in such manner as to permit such grants to Officers and Directors and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3.

Further, notwithstanding anything herein to the contrary, with respect to grants of Awards to individuals who are "Covered Employees" (as defined for purposes of Section 162(m) of the Code), at such time or in such circumstances as Section 162(m) of the Code may be applicable to the Company as a "Publicly Held Company" (as defined for purposes of Section 162(m) of the Code), such grants shall be made and administered by a "Section 162(m) Committee" appointed by the Board. Such Section 162(m) Committee shall consist solely of two (2) or more "Outside Directors" and shall otherwise be constituted and act in such manner as to permit such grants to Covered Employees to qualify as "Performance-Based Compensation" excludable from "Applicable Employee Remuneration" (as such terms are defined for purposes of Section 162(m) of the Code) in order that the Company not be subject to the limitation on deductions allowed for Applicable Employee Remuneration set forth in Section 162(m) of the Code.

Any Rule 16b-3 Committee or Section 162(m) Committee appointed by the Board shall function and have authority, and be subject to the constitutional and procedural provisions, as herein provided with respect to any Committee appointed by the Board, applicable to the making and administration of the grants of Awards with respect to which the Committee is appointed. A Rule 16-b Committee or Section 162(m) Committee may be a subcommittee of a Committee otherwise appointed by the Board.

3.2 Authority. Subject to the terms of the Plan, the Committee (subject to the specific terms and conditions of such appointment as established by the Board) shall have the authority:

(a) to select those persons to whom Awards may be granted from time to time;

(b) to determine whether and to what extent Awards are to be granted hereunder;

(c) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(d) to determine the terms and conditions of any Award granted hereunder including, but not limited to:

(i) the Option Price, the Option Period, any exercise restriction or limitation and any exercise acceleration, forfeiture, or waiver regarding any Option;

(ii) any restriction or limitation and any acceleration, forfeiture, or waiver regarding any Award;

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(iii) any shares of Common Stock relating to an Award; and

(iv) any performance criteria and the satisfaction of such criteria relating to an Award.

(e) to determine the Fair Market Value of one (1) share of Common Stock as of any date;

(f) to adjust the terms and conditions, at any time or from time to time, of any Award, subject to the limitations of Section 10.1;

(g) to provide for the form of Agreements to be utilized in connection with the Plan;

(h) to prescribe the manner in which and the form on which Participants may designate a Beneficiary;

(i) to determine the identity of a Participant's Beneficiary or Representative for purposes of the Plan;

(j) to determine whether a Participant has a Disability, Retirement, or Termination of Employment;

(k) to determine what securities law requirements are applicable to the Plan, Options, and Restricted Stock and the issuance of shares of Common Stock under the Plan and to require of a Participant that appropriate action be taken with respect to such requirements;

(l) to cancel, with the consent of the Participant or as otherwise provided in the Plan or an Agreement, outstanding Awards;

(m) to interpret and make final determinations with respect to the remaining number of shares of Common Stock available under the Plan;

(n) to determine the restrictions or limitations on the transfer of Common Stock;

(o) to determine whether the Company or any other person has a right or obligation to purchase Common Stock from a Participant and, if so, the terms and conditions on which such Common Stock is to be purchased;

(p) to determine whether an Award is to be adjusted, modified, or purchased;

(q) to determine whether an Option is to become fully exercisable under the Plan or the terms of an Agreement;

(r) to determine the permissible methods of Option exercise and payment;

(s) to adopt, amend, and rescind such rules, guidelines, procedures and practices as, in its opinion, may be advisable in the administration of the Plan (and which may differ with respect to Awards granted at different times or to different Participants);

(t) to suspend or delay any time period described in the Plan or any Agreement if the Committee determines the applicable action may constitute a violation of any law, or result in liability under any law to the Company or a shareholder of the Company, until such time as the action required or permitted shall not constitute such violation of law or result in such liability;

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(u) to appoint and compensate agents, counsel, auditors or other specialists to aid it in the discharge of its duties; and

(v) to otherwise interpret and apply the terms and provisions of the Plan and any Award issued under the Plan (and any Agreement), and to otherwise supervise the administration of the Plan.

Any determination made by the Committee pursuant to the provisions of the Plan shall be made in its sole discretion, and in the case of any determination relating to an Award, may be made at the time of the grant of the Award or, unless in contravention of any express term of the Plan or an Agreement, at any time thereafter. All determinations and decisions made, and actions undertaken, by the Committee pursuant to the provisions of the Plan shall be final and binding for all purposes and on all persons, including the Company and Participants.

3.3 Liability and Indemnification. No member of the Committee (or Board, if no Committee has been appointed) shall be liable for any action or determination made or taken by the member, Committee, or Board, in good faith, with respect to the Plan. Each member of the Committee (or Board) shall be fully justified in relying or acting, in good faith, upon any report made by the independent public accountants of the Company, and upon any other information furnished in connection with the Plan. In no event shall any person who is or shall have been a member of the Committee (or Board) be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

Each person who is or at any time serves as a member of the Committee (or Board) shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit or proceeding to which such person may be a party or in which such person may be involved by reason of any action or failure to act under the Plan, and (b) any and all amounts paid by such person in satisfaction of judgment in any such action, suit, or proceeding relating to the Plan. Each person covered by this indemnification shall give the Company an opportunity, at its expense, to handle and defend such claim, action, suit or proceeding before such person undertakes to handle and defend the same on such person's own behalf. The foregoing right of indemnification shall not be exclusive of any other rights or indemnification to which such persons may be entitled under the articles or certificate of incorporation or by-laws of the Company, as a matter of law or otherwise, or any power that the Company may have to indemnify such persons or hold such persons harmless.

ARTICLE IV

STOCK SUBJECT TO PLAN

4.1 Number of Shares Available. Subject to adjustment under Section 4.5, the total number of shares of Common Stock reserved and available for distribution pursuant to the grant of Awards under the Plan shall be 5,555,555 shares of Common Stock. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares.

Subject to adjustment under Section 4.5, the maximum number of shares of Common Stock reserved and available for distribution pursuant to the grant of Options under the Plan shall be 5,555,555 shares of Common Stock. Subject to adjustment under Section 4.5, the maximum number of shares of Common Stock reserved and available for distribution pursuant to the grant of Restricted Stock under the Plan shall be 5,555,555 shares of Common Stock.

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4.2 Release of Shares. Subject to Sections 6.3 and 7.3, if any shares of Common Stock that are subject to any Award cease to be subject to an Award or are forfeited or repurchased, if any Option otherwise terminates without issuance of shares of Common Stock being made to the Participant, or if any shares (whether or not restricted) of Common Stock are received by the Company in connection with the exercise of an Option or grant of Restricted Stock, including the satisfaction of tax withholding, such shares, in the discretion of the Committee, may again be available for distribution in connection with Awards under the Plan.

4.3 Conditions on Issuance of Shares. Shares of Common Stock issued in conjunction with an Award shall be subject to the terms and conditions specified herein and to such other terms, conditions, and restrictions as the Committee, in its discretion, may determine or provide in an Agreement.

The Company shall not be required to issue or deliver any certificates for shares of Common Stock, cash, or other property prior to (a) the listing of such shares on any stock exchange (or other public market) on which the Common Stock may then be listed (or regularly traded), (b) the completion of any registration or qualification of such shares under Federal or state law, or any ruling or regulation of any government body which the Committee determines to be necessary or advisable, and (c) the satisfaction of any applicable withholding obligation.

The Committee may require any person exercising an Option or receiving Restricted Stock to make such representations, furnish such information, and execute such other documents as it may consider appropriate in connection with the issuance or delivery of the shares of Common Stock in compliance with applicable law or otherwise including, but not limited to, requiring each person purchasing shares to represent and agree with the Company, in writing, that such person is acquiring the shares without a view to the distribution thereof.

The Company may cause any certificate for any share of Common Stock to be delivered on exercise of an Option or pursuant to a grant of Restricted Stock to be properly marked with a legend or other notation reflecting the limitations on Transfer of such Common Stock as provided in this Plan or as the Committee may otherwise require.

Fractional shares shall not be delivered but shall be rounded to the next lower whole number of shares. No cash settlements shall be made with respect to fractional shares eliminated by rounding.

Any amounts owed to the Company or an Affiliate by the Participant of whatever nature may be offset by the Company from the value of any shares of Common Stock, cash, or other thing of value under this Plan or an Agreement to be transferred to the Participant, and no shares of Common Stock, cash, or other thing of value under this Plan or an Agreement shall be transferred unless and until all disputes between the Company, any Affiliate, and the Participant have been fully and finally resolved and the Participant has waived all claims to such against the Company and any Affiliate to the satisfaction of the Committee.

4.4 Shareholder Rights.

(a) Option. No person shall have any rights of a shareholder as to shares of Common Stock subject to an Option until after (i) proper exercise of the Option, (ii) such other action is taken by the person as may be required pursuant to the Agreement evidencing such Option, and (iii) such shares shall have been recorded on the Company's official shareholder records as having been issued or transferred. Upon exercise of an Option or any portion thereof, the Company shall have sixty (60) days in which to issue the shares and the Participant will not be treated as a shareholder for any purpose prior to such issuance. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such shares are recorded as issued or transferred in the Company's official shareholder records, except as provided herein or in an Agreement.

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(b) Restricted Stock. Each Participant receiving an Award shall be issued a stock certificate in respect of such Common Stock. Such certificate shall be registered in the name of such Participant and shall bear the legend referenced in Section 4.3. No person shall have any rights of a shareholder as to shares of Common Stock subject to an Award until such shares shall have been recorded on the Company's official shareholder records as having been issued or transferred. Upon grant of an Award, the Company shall have thirty (30) days in which to issue the shares, and the Participant will not be treated as a shareholder for any purpose prior to such issuance. The Participant shall have the right to vote when the Company has (a) issued the shares to the Participant, and (b) recorded such shares on the official shareholder records of the Company. In addition, on vesting the Participant shall not be entitled to any dividends declared and paid on Common Stock between the Grant Date and the date of vesting.

4.5 Adjustment for Corporate Changes. In the event of any Company stock dividend, stock split, combination or exchange of shares, recapitalization or other change in the capital structure of the Company or any Affiliate, corporate separation or division of the Company (including, but not limited to, a split-up, spin-off, split-off or distribution to Company shareholders other than a normal cash dividend), sale by the Company of all or a substantial portion of its assets, reorganization, rights offering, a partial or complete liquidation, or any other corporate transaction or event involving the Company or any Affiliate, then the Committee shall determine whether (and the extent to which) or not to adjust or substitute, as the case may be, the number of shares of Common Stock available for Awards under the Plan, the number of shares of Common Stock covered by outstanding Awards, the exercise price per share of outstanding Options, and performance conditions and any other characteristics or terms of the Awards as the Committee shall deem necessary or appropriate to reflect equitably the effects of such changes to the Participants; provided, however, that any fractional shares resulting from such adjustment shall be eliminated by rounding to the next lower whole number of shares (and no cash settlements shall be made with respect to fractional shares eliminated by rounding).

ARTICLE V

ELIGIBILITY AND SELECTION

5.1 Eligibility. The persons eligible to participate in the Plan and be granted Awards shall be employees, officers, Directors, consultants or other service providers of the Company or any Affiliate.

For purposes of this Section 5.1, prospective employees, officers, Directors, consultants or other service providers of the Company or any Affiliate shall be eligible to participate in the Plan and be granted Awards in connection with and in furtherance of written offers of employment, retention, or engagement, prior to the date any such person commences employment or first performs services for the Company or any Affiliate; provided that:

(a) any Award granted to such person shall be granted contingent on such person commencing employment or performance of services for the Company or any Affiliate, and shall be exercisable no earlier than the date on which such person commences employment or first performs service for the Company;

(b) any Option granted to such person who will not be a common-law employee of the Company (or any "Parent" or "Subsidiary" of the Company as defined in Section 424 of the Code) shall be a Nonqualified Stock Option; and

(c) any Option granted to such person who will be a common-law employee of the Company (or any "Participant" or "Subsidiary" of the Company as defined in Section 424 of the Code) designated as an Incentive Stock Option shall be deemed granted effective on the date such person commences such employment, with the exercise price of the Option to be determined pursuant to Section 6.3(b) as of such date of commencement of employment.

5.2 Selection of Participants. Of those persons eligible to participate in the Plan as described in Section 5.1, the Committee shall, from time to time and in its sole discretion, select the persons to be granted Awards and shall determine the terms and conditions with respect thereto. The Committee may give consideration to such factors as deemed relevant by the Committee to making such selection and determination.

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5.3 Awards in Substitution. Awards (including cash in respect of fractional shares) may be granted under the Plan from time to time in substitution for (a) options, or (b) vested or unvested shares held by employees, officers, Directors, consultants or service providers of other corporations who are about to become employees, officers, Directors, consultants or service providers of the Company or an Affiliate as the result of a merger or consolidation of the employing corporation with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets of the employing corporation, or the acquisition by the Company or an Affiliate of the stock of the employing corporation, as the result of which it becomes an Affiliate. The terms and conditions of the Awards so granted may vary from the terms and conditions set forth in this Plan at the time of such grant as the Committee may deem appropriate to conform, in whole or in part, to the provisions of the options or (vested or unvested) shares in substitution for which they are granted.

ARTICLE VI

STOCK OPTIONS

6.1 General. The Committee shall have authority to grant Options under the Plan at any time or from time to time. An Option shall entitle the Participant to receive shares of Common Stock upon exercise of such Option, subject to the Participant's satisfaction in full of the conditions, restrictions, or limitations imposed in accordance with the Plan and an Agreement (which may differ from other Agreements) including, without limitation, payment of the Option Price.

6.2 Grant of Options. The grant of an Option shall occur as of the date the Committee determines. Each Option granted under the Plan shall be evidenced by an Agreement, in a form prescribed or approved by the Committee, that shall embody the terms and conditions of such Option and which shall be subject to the express terms and conditions set forth in the Plan. A person selected by the Committee to receive an Option shall not become a Participant and have any rights with respect to such Option unless and until such person has executed such Agreement, has delivered a fully executed copy of such Agreement to the person or office designated by the Committee, and has otherwise complied with any applicable requirements set forth by the Committee as part of the grant of the Option.

Each Option shall be designated in the Agreement as either an Incentive Stock Option or a Nonqualified Stock Option. Notwithstanding such designation, however, to the extent that the aggregate Fair Market Value of the shares of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Affiliate) exceeds $100,000, or in the event (and only to the extent) that an Option designated as an Incentive Stock Option fails to satisfy the requirements of Section 422 of the Code, such Options shall be treated as Nonqualified Stock Options. For purposes of this Section 6.2, Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the shares of Common Stock shall be determined, for purposes of that $100,000 limitation, as of the time the Option with respect to such shares is granted.

Neither the Plan nor any Option shall confer upon a Participant any right with respect to continuing the Participant's relationship as a service provider with the Company, nor shall they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without Cause.

6.3 Terms and Conditions. Options shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

(a) Option Period. The Option Period of each Option shall be fixed by the Committee. Notwithstanding anything herein to the contrary, unless otherwise determined by the Committee and provided in an Agreement, the Option Period of each Option shall be ten (10) years from the Grant Date of the Option. Moreover, in the case of Incentive Stock Options granted to a Participant who, at the time of grant owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, the term of the Incentive Stock Option shall be five (5) years from the Grant Date or such shorter term as may be provided in the Agreement.

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(b) Option Price. The Option Price per share of the Common Stock purchasable under an Option shall be determined by the Committee. The Option Price per share shall not be less than the Fair Market Value of a share of Common Stock made subject to the Option, determined as of the Grant Date; provided, however, that the Option Price shall not be less than the Fair Market Value determined as of the date that the principal terms of the Option are fixed, authorized, and approved by or on behalf of the Committee if such date is not designated as the Grant Date. Moreover, in the case of Incentive Stock Options granted to a Participant who, at the time of grant owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Affiliate, the per share Option Price shall be no less than one hundred ten percent (110%) of the Fair Market Value per share on the Grant Date.

(c) Execution of Related Documents. A Participant shall be required to enter into such non-competition, non-solicitation, and confidentiality agreements as the Committee shall specify or as such provisions may be included in the Agreement.

(d) Vesting and Exercisability. Options shall become vested and be exercisable as determined by the Committee and set forth in each Agreement. An Agreement shall state, with respect to all or designated portions of the shares of Common Stock subject thereto, the time at which, the conditions upon which, or the installments in which the Option shall become vested and be exercisable during the Option Period. The Committee may establish requirements for vesting and exercisability based on (i) periods of employment or rendering of services, (ii) the satisfaction of performance criteria with respect to the Company or the Participant (or both), (iii) both periods of employment or rendering of services and satisfaction of performance criteria, or (iv) the occurrence of certain events including, but not limited to, a Change in Control.

Notwithstanding anything herein to the contrary, unless otherwise determined by the Committee and provided in the Agreement, each Option shall become vested and exercisable under the following provisions:

The Committee may substitute an effective date identified in the particular Agreement in place of the Grant Date for use with the foregoing vesting schedule or with any other vesting schedule set forth in such Agreement.

In the case of any Option which, at the Grant Date, is granted with provisions for vesting and exercisability at a later date or in installments, whether by determination of the Committee or by operation of the preceding paragraph, the Committee may thereafter, at any time and in its sole discretion, waive or modify such vesting requirements with respect to such Option, in whole or in part, and accelerate the exercisability of all or a portion of the Option.

(e) Method of Payment. Unless otherwise determined by the Committee and provided in an Agreement, payment of the Option Price under each Option shall be made, in full or in part, by cash or check. No shares of Common Stock shall be issued on exercise of an Option until full payment therefor has been made and all other applicable conditions have been satisfied, as determined by the Committee. Alternative methods of payment the Committee may consider shall include, but are not limited to, the following: (1) tendering other shares of Common Stock which have either been owned by the Participant for more than six (6) months on the date of surrender or were acquired upon exercise of the Option for which payment is being made and which, in either case, have a Fair Market Value on the date of surrender equal to the aggregate Option Price of the shares for which the Option is being exercised, (2) consideration received by the Company under a broker-assisted cashless exercise program implemented by the Company with respect to the Plan, or (3) any combination of the foregoing methods of payment.

(f) Nontransferability of Options. Except as specifically provided herein or in an Agreement, no Option or interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution, and an Option shall be exercisable during the Participant's lifetime only by the Participant.

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(g) Designation of Beneficiary. A Participant may designate a Beneficiary who may exercise the Participant's Option after the Participant's death, subject to the provisions of the Plan. Such designation shall be made in such manner and on such form as shall be prescribed by the Company.

6.4 Effect of Termination of Employment. Except as otherwise determined by the Committee and set forth in an Agreement, if a Participant incurs a Termination of Employment, for any reason, prior to the expiration of the Option Period of any Option, the Option, if not vested and exercisable on the date of Termination of Employment, or any portion of the Option that is not vested and exercisable on the date of the Termination of Employment, shall expire and be forfeited, and shall be void for all purposes, immediately on the date of Termination of Employment.

Except as otherwise determined by the Committee and set forth in an Agreement, in the case of a Participant who incurs a Termination of Employment prior to the expiration of the Option Period of any Option, the Option, if vested and exercisable on the date of Termination of Employment, or any portion of the Option that is vested and exercisable on the date of Termination of Employment, shall continue to be exercisable only for the applicable extended time period following such Termination of Employment set forth hereinafter and shall otherwise cease to be exercisable as of the close of business on the date of Termination of Employment.

(a) In the event of Termination of Employment constituting Retirement, such Option or such portion thereof may be exercised by the Participant until the end of the ninety (90) day period commencing with the date of Retirement or, if earlier, the expiration of the Option Period.

(b) In the event of Termination of Employment due to death, such Option or such portion thereof may be exercised by the Participant's Representative until the end of the twelve (12) month period commencing with the date of the Participant's death or, if earlier, the expiration of the Option Period.

(c) In the event of Termination of Employment due to Disability, such Option or such portion thereof may be exercised by the Participant or, in the event the Participant is legally incompetent, the Participant's Representative until the end of the six (6) month period commencing with the date of Disability or, if earlier, the expiration of the Option Period.

(d) In the event of Termination of Employment at the election of the Participant with "Good Reason" (as defined by such Participant's Employment Agreement), such Option or such portion thereof may be exercised by the Participant until the end of the ninety (90) day period commencing with the date of Termination of Employment or, if earlier, the expiration of the Option Period.

(e) In the event of Termination of Employment by the Company or an Affiliate, as the case may be, without Cause, such Option or such portion thereof may be exercised by the Participant until the end of the ninety (90) day period commencing with the date of Termination of Employment or, if earlier, the expiration of the Option Period.

(f) Notwithstanding anything in the preceding subparagraphs (a) through (e) to the contrary, in the event of Termination of Employment of a Participant by the Company or an Affiliate, as the case may be, for Cause, such Option or such portion thereof shall cease to be exercisable automatically upon first notification to the Participant by the Company or the Affiliate of such termination, with no extended time period for any exercise of the Option or any portion thereof. If a Participant's employment or services are suspended pending an investigation of whether the Participant's employment or services should be terminated for Cause, all of the Participant's rights under any Option shall likewise be suspended during the period of such investigation.

Notwithstanding anything herein to the contrary, the Committee may, at any time and in its sole discretion, further extend or modify the extended time periods for exercisability set forth in this Section 6.4, or waive or modify the operation of the provisions of this Section 6.4 as regards elective Termination of Employment without appropriate or agreed notice and agreed termination terms or Termination of Employment for Cause.

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6.5 Information Available to Participants. At least annually, the Company shall make available to all Participants copies of the Company's financial statements for its most recently completed fiscal year. Except as may be required by applicable law, neither the Company nor the Committee shall have any duty or obligation to provide or make available to any Participant any other disclosures or information regarding the Company, and no Participant shall have any right to obtain any other disclosures or to receive any other information regarding the Company, in connection with the grant or exercise of any Option.

6.6 Exercise of Options. An Option which is vested and exercisable shall be exercised by a Participant (or a Representative), in whole or in part, at any time during the Option Period, by giving written notice to the Company, in such form and manner as the Committee may prescribe, specifying the number of shares of Common Stock attributable to the Option to be purchased. Such notice of exercise given to the Company shall be accompanied by payment, in full, of the Option Price and any other executed documents required by the Committee.

6.7 Withholding on Exercise. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Option, the Participant shall pay to the Company (or other entity identified by the Committee) or make arrangements satisfactory to the Company or other entity identified by the Board regarding the payment of any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

6.8 Cash-Out of Option. On receipt of written notice of exercise of an Option at any time prior to a Change in Control, the Committee may elect, at any time, in lieu of issuing Common Stock to cash-out all or any portion of the Option, provided such action would not violate Section 409A of the Code, by paying to the Participant an amount, in cash, equal to the excess of the Fair Market Value of a share of Common Stock, as of the date of exercise, over the Option Price, multiplied by the number of shares of Common Stock subject to the Option elected to be cashed-out by the Committee. The Committee may elect to cash-out all or any portion of an outstanding Option at any other time, using the same formula as described above for determining the consideration to be paid, regardless of any exercise notice or Change in Control. Cash-outs relating to Options held by Participants who are actually or potentially subject to Section 16 of the Exchange Act shall comply with Rule 16b-3, to the extent applicable. The Committee may elect to offset against any cash-out payment under this Section 6.8 any amounts outstanding under any indebtedness or obligations owed by the Participant to the Company or any Affiliate.

ARTICLE VII

RESTRICTED STOCK

7.1 General. The Committee shall have authority to grant an Award of Restricted Stock under the Plan at any time or from time to time.

7.2 Grant of Restricted Stock. The Grant Date shall be determined by the Committee. Each Award of Restricted Stock granted under the Plan shall be evidenced by an Agreement, in a form prescribed or approved by the Committee, that shall embody the terms and conditions of such Award of Restricted Stock and which shall be subject to the express terms and conditions set forth in the Plan. Such Agreement shall become effective upon execution and delivery by the Participant, and receipt by the person or office designated by the Committee.

7.3 Terms and Conditions. Awards of Restricted Stock shall be subject to such terms and conditions as shall be determined by the Committee, including the following:

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(a) Vesting Schedule. Awards of Restricted Stock shall become vested in accordance with a schedule determined by the Committee and set forth in each Agreement. An Agreement shall state, with respect to all or designated portions of the shares of Common Stock subject thereto, the time at which, the conditions upon which, or the installments in which the Award shall become vested. The Committee may establish requirements for vesting based on (i) periods of employment or rendering of services, (ii) the satisfaction of performance criteria with respect to the Company or the Participant (or both), (iii) both periods of employment or rendering of services and satisfaction of performance criteria, or (iv) the occurrence of certain events including, but not limited to, a Change in Control.

Notwithstanding anything herein to the contrary, unless otherwise determined by the Committee and provided in the Agreement, each Awards of Restricted Stock shall become vested under the following provisions:

The Committee may substitute an effective date identified in the particular Agreement in place of the Grant Date for use with the foregoing vesting schedule or with any other vesting schedule set forth in such Agreement.

In the case of any Award which, at the Grant Date, is granted with provisions for vesting at a later date or in installments, whether by determination of the Committee or by operation of the preceding paragraph, two-thirds (2/3) of the Committee may thereafter, at any time and in its sole discretion, waive or modify such vesting requirements with respect to such Award, in whole or in part, and accelerate the vesting condition of all or a portion of the Award.

(b) Representations. The Committee may require each person receiving shares pursuant to an Award to represent to and agree with the Company in writing that such person is receiving the shares without a view to the distribution thereof. The certificates for such shares may include any legend that the Committee deems appropriate to reflect any restrictions on transfer.

(c) Other Terms and Conditions. Awards shall be subject to such other terms and conditions as may be determined by the Committee and set forth in an Agreement.

7.4 Effect of Termination of Employment.

(a) Without Cause. Except as otherwise determined by the Board and set forth in an Agreement, a Participant shall forfeit all Awards which are not vested on or before the effective date of a Participant's Termination of Employment without Cause. The Awards shall be forfeited and cancelled effective as of the date of the Participant's Termination of Employment.

(b) For Cause. Except as otherwise determined by the Board and set forth in an Agreement, and notwithstanding any provision in Section 7.3 to the contrary, a Participant shall forfeit all Awards (whether vested or not vested) if a Participant incurs a Termination of Employment for Cause. The Awards shall be forfeited and cancelled effective as of the date of the Participant's Termination of Employment.

7.5 Withholding. No later than the date as of which an amount first becomes includible in the gross income of the Participant for Federal income tax purposes with respect to any Award, the Participant shall pay to the Company (or other entity identified by the Committee) or make arrangements satisfactory to the Company or other entity identified by the Committee regarding the payment of any Federal, state, local or foreign taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company and any Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the Participant.

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ARTICLE VIII

PROVISIONS APPLICABLE TO ACQUIRED STOCK

8.1 Securities Law Restrictions. The Company may impose such other restrictions on any shares of Common Stock granted pursuant to an Award under the Plan as it may deem advisable including, but not limited to, restrictions intended to achieve compliance with (a) the Securities Act, (b) the requirements of any stock exchange or over the counter market upon which the Common Stock is then listed or traded, and (c) any Blue Sky or state securities laws applicable to such Common Stock. If at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of any shares of Common Stock to be granted under the Plan upon any securities exchange or under any state or Federal law, or the consent or approval of any governmental or regulatory body, is necessary or desirable as a condition of or in connection with the grant or issuance of Common Stock hereunder, then no Award may be made unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. The Committee may require any Participant receiving an Award under the Plan to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of any such Common Stock in compliance with applicable law and shall have the authority to cause the Company, at its expense, to take any action related to the Plan which may be required in connection with such listing registration, qualification, consent or approval.

8.2 Registration Statement. If a registration statement is not in effect under the Securities Act or any applicable state securities laws with respect to the Common Shares, the Company may require the Participant to represent, in writing, that the Common Shares received are being acquired for investment and not with a view to distribution and agree that the Common Shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act and any applicable state securities laws. The Company shall include on certificates representing Common Shares delivered pursuant to the Plan such legends referring to the foregoing representations or restrictions and any other applicable restrictions on resale as the Committee, in its discretion, shall deem appropriate.

8.3 Transfer on Change in Control. A Participant may Transfer, or may be required to sell, shares of Common Stock acquired pursuant to an Award upon the effective date of a Change in Control, as provided in Section 9.2. Notwithstanding anything herein to the contrary, the Committee may, at any time and in its sole discretion, provide that corporate transactions in addition to those specified in Section 9.2 as constituting a Change in Control, shall constitute events upon the effective date of which a Participant may Transfer any or all of the Shares of Common Stock acquired by the Participant pursuant to an Award.

8.4 Estate Planning Transfers. Notwithstanding anything herein to the contrary, a Participant may, at any time, make a Transfer of shares of Common Stock received pursuant to an Award to his parents, spouse, or descendants or to any trust for the benefit of the foregoing or to a custodian under any uniform gifts to minors act or similar statute for the benefit of any of the Participant's descendants.

8.5 Binding Effect of Plan. Any otherwise permitted Transfer of shares acquired pursuant to an Award shall not be permitted or valid unless and until the transferee agrees to be bound by the provisions of this Plan, and any provision restricting Common Stock under the Agreement; provided that "Termination of Employment" shall continue to refer to the Termination of Employment of the Participant.

8.6 Limited Transfer During Offering. In the event there is an effective registration statement under the Securities Act pursuant to which shares of Common Stock shall be offered for sale in an underwritten offering, a Participant shall not, during the period requested by the underwriters managing the registered offering, effect any public sale or distribution of shares received directly or indirectly pursuant to an Award.

8.7 Disqualifying Disposition. If a Participant disposes of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option in any transaction considered a "disqualifying disposition" under Section 421(b) of the Code, the Participant shall provide notice to the Company of such transaction. The Company shall have the right to deduct any Federal, state, local or foreign taxes of any kind required by law to be withheld, with respect to the amount involved in such transaction, from any amounts otherwise payable by the Company to the Participant, or to require the Participant to make other arrangements satisfactory to the Company regarding payment of such taxes.

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8.8 Rights of Repurchase. Prior to the effective date of a Change in Control, upon a Termination of Employment of a Participant, the Company shall have the right to repurchase all or any portion of the shares of Common Stock acquired pursuant to an Award (the "Acquired Shares"), whether held by the Participant or by a transferee of the Participant as permitted under Section 8.4 (a "Permitted Transferee"), on the following terms and conditions:

(a) The Company may exercise such right by delivery of written notice (the "Repurchase Notice") to the Participant or any Permitted Transferees within ninety (90) days after the date of the Participant's Termination of Employment or, if later, within ninety (90) days after the date the Participant or the Participant's Representative exercises the Participant's Option following the Participant's Termination of Employment (pursuant to Section 6.4) to obtain Acquired Shares. The Repurchase Notice shall set forth the number of Acquired Shares to be acquired by the Company from the Participant or the Permitted Transferees, the aggregate consideration to be paid for the Acquired Shares and the time and place for the closing of such transaction.

(b) The repurchase of Acquired Shares shall be closed at the Company's executive offices, or at such other location as may be designated by the Company, within twenty (20) days after the date of delivery of the applicable Repurchase Notice. At the closing, the Company shall pay the purchase price to the Participant (or, if applicable, the Permitted Transferee), and the Participant (or, if applicable, the Permitted Transferee) shall deliver the certificate or certificates representing such Acquired Shares to the Company (or nominee), accompanied by duly executed stock powers. The Company shall be entitled to receive customary representations and warranties from the seller regarding the sale of Acquired Shares (including representations and warranties regarding good title to such shares, free and clear of any liens or encumbrances) and to require a seller's signature to be guaranteed by a national bank or reputable securities broker.

(d) The purchase price per share to be paid for the Acquired Shares repurchased by the Company shall be equal to the Fair Market Value of each such Acquired Share as of the date of the Participant's Termination of Employment.

(e) The Company shall make payment for Acquired Shares by, at the option of the Company, (i) a check or wire transfer of funds to the extent such payment would not cause the Company to violate the General Corporation Law of the State of Nevada and would not cause the Company to breach any agreement to which it is a party relating to the indebtedness for borrowed money or other material agreement, (ii) a subordinated promissory note of the Company bearing interest (payable quarterly in cash unless otherwise prohibited) at the applicable federal rate for medium-term obligations, with all remaining principal and interest payment due on the fifth (5th) anniversary of the date of issuance and which shall be subordinated on terms and conditions satisfactory to the holders of the Company's indebtedness for borrowed money, or (iii) a combination of (i) and (ii) above in such proportions as the Company may determine in its sole discretion. In addition, the Company may pay the purchase price by offsetting amounts outstanding under an indebtedness or obligations owed by the Participant to the Company or any Affiliate.

(f) Notwithstanding the foregoing, any repurchase of Acquired Shares attributable to an Incentive Stock Option shall not take place before the first anniversary of the Participant's acquisition of such Acquired Shares, and such repurchase shall be closed within ninety (90) days after a ninety (90) day advance Repurchase Notice is given, so as not to create a "disqualifying disposition" of the Acquired Shares within the meaning of Code Sections 421(b) and 422(a)(i).

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ARTICLE IX

CHANGE IN CONTROL PROVISIONS

9.1 Accelerated Vesting on Change in Control. Notwithstanding any other provision of the Plan or in an Agreement to the contrary, in the event of a Change in Control (as defined in Section 9.2), any Award outstanding as of the effective date of the Change in Control that was granted which are not then fully vested (or exercisable) shall become fully vested (or exercisable) to the full extent of the original Award.

9.2 Definition of Change in Control. For purposes of this Plan, a "Change in Control" shall be deemed to have occurred at such time as (a) a person or a group (within the meaning of Sections 13(d) or 14(d)(2) of the Exchange Act), other than a person who is an existing holder of capital stock of the Company or a group consisting solely of existing holders of capital stock of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act) of more than fifty (50%) percent of the Company's total outstanding capital stock, (b) a sale, lease or exchange of substantially all of the Company's assets and related business to a third party unaffiliated with an existing holder of capital stock of the Company, or (c) a merger of the Company into or consolidation with another corporation which is unaffiliated with the shareholders or management of the Company and, after giving effect to such merger or consolidation, the existing holders of capital stock of the Company immediately prior to such merger or consolidation own less than fifty-one percent (51%) of the capital stock of the surviving entity. Notwithstanding the foregoing, if Participant is a party to an employment agreement or consulting agreement with the Company that contains a change in control provision and a definition of change in control, the definition of change in control in the employment agreement or consulting agreement, as the case may be, shall be utilized under this Agreement, with respect to said Participant employee/consultant only, in place of the Change in Control definition set forth in this Section 9.2

ARTICLE X

MISCELLANEOUS

10.1 Amendment and Termination. The Board may amend or terminate the Plan at any time, but no amendment or termination shall be made which would impair the rights of a Participant under an Award theretofore granted without the Participant's consent, except to the extent such amendment or termination is made pursuant to express provisions of the Plan or an Agreement or is necessary for the Plan or an Award to comply with any applicable law, regulation, or rule, or in connection with a Change in Control.

The Board may amend the terms of any Award theretofore granted as set forth in an Agreement, prospectively or retroactively, but no such amendment shall be made which would impair the rights of any Participant without the Participant's consent, except to the extent such an amendment is made pursuant to express provisions of the Plan or an Agreement or is necessary for the Plan or an Award to comply with any applicable law, regulation, or rule, or in connection with a Change in Control.

Notwithstanding the foregoing to the contrary, the Board shall not amend or terminate the Plan or an Agreement if the result of such amendment or termination would cause the Award to be governed by Section 409A of the Code.

10.2 Fail-Safe for Rule 16b-3. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In the event the Plan does not include a provision required by Rule 16b-3 to be stated herein, such provision (other than one relating to eligibility requirements or the price and amount of Awards) shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16.

If at the time a Participant incurs a Termination of Employment (other than due to Cause) or if at the time of a Change in Control, the Participant is subject to "short-swing" liability under Section 16 of the Exchange Act, any time period provided for under the Plan or an Agreement, to the extent necessary to avoid the imposition of such liability, shall be suspended and delayed during the period the Participant would be subject to such liability, but such suspension and delay shall not be for more than six (6) months and one (1) day and not to exceed the Option Period, whichever is shorter.

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10.3 Fail-Safe for Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any Incentive Stock Option under Section 422 of the Code.

10.4 Fail-Safe for Mitigation of Excise Tax. Except as otherwise provided in an Agreement or if the requirements of Treasury Regulation §1.280G-1 Q&A6(a)(2) are met to the satisfaction of the Committee, if any payment or right accruing to a Participant under this Plan (without the application of this provision), either alone or together with other payments or rights accruing to the Participant from the Company ("Total Payments"), would constitute a "parachute payment" (as defined in Section 280G of the Code), such payment or right shall be reduced to the largest amount or greatest right that will result in no portion of the amount payable or right accruing under the Plan being subject to an excise tax under Section 4999 of the Code or being disallowed as a deduction under Section 280G of the Code. The determination of the amount of any potential reduction in the payments or rights shall be made by the Committee, in good faith, after consultation with the Participant and shall be communicated to the Participant. The Participant shall cooperate, in good faith, with the Committee in making such determination and providing the necessary information for this purpose. The foregoing provisions of this paragraph shall apply with respect to any person only if, after reduction for any applicable Federal excise tax imposed by Section 4999 of the Code and Federal income tax imposed by the Code, the Total Payments accruing to such person would be less than the amount of the Total Payments as reduced, if applicable, under the foregoing provisions of the Plan and after reduction for only Federal income taxes.

10.5 No Creditor Rights. Unless otherwise provided in this Plan or in an Agreement, no Option shall be subject to the claims of Participant's creditors and no Award may be transferred, assigned, alienated or encumbered in any way other than by will or the laws of descent and distribution or to a Representative upon the death of the Participant.

10.6 No Rights with Respect to Employment. Nothing contained herein shall be deemed to alter the employment relationship between the Company or any Affiliate and a Participant, or the contractual relationship between the Company or any Affiliate and a Participant if there is a written contract regarding such relationship. Nothing contained herein shall be construed to constitute a contract of employment or a contract for services between the Company or any Affiliate and a Participant. The Company or any Affiliate, as the case may be, and each of the Participants shall continue to have the right to terminate the employment or service relationship at any time for any reason, except as provided in a written contract.

10.7 Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any retirement or welfare benefit plan of the Company, unless otherwise specifically provided in such plan of the Company.

The adoption of the Plan by the Board shall not be construed as creating any limitations on the power of the Company or the Board to adopt such other incentive arrangements as the Company or the Board may deem desirable including, without limitation, any stock appreciation right, phantom stock, bonus arrangement, stock options, or restricted stock other than under the Plan, and such arrangements may be applicable either generally or only in specific cases.

10.8 Controlling Law. The Plan, all Agreements and all Awards granted and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Nevada (other than its law respecting choice of law). The Plan and all Agreements shall be construed to comply with all applicable law and to avoid liability to the Company, any Affiliate and (to the extent feasible) to Participants including, without limitation, liability under Section 16(b) of the Exchange Act.

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10.9 Waiver of Cumulative Rights. The failure or delay of either the Company or a Participant to require performance by the other party under any provision of the Plan or an Agreement shall not affect the Company's or the Participant's right to require such performance, unless and until such performance has been waived in writing. Each and every right provided by the Plan and an Agreement shall be cumulative and may be exercised from time to time in whole or in part (unless otherwise specifically provided).

10.10 Notices. Any notice which either the Company or a Participant may be required or permitted to provide to the other party under the Plan or an Agreement shall be in writing and shall be deemed sufficiently given if personally delivered or sent by either facsimile, overnight courier, or postage paid first class mail. Notices sent by mail shall be deemed received three (3) business days after mailed, but in no event later than the date of actual receipt. Notices shall be directed, if to a Participant, to the Participant's address indicated in the Company's business records or as otherwise designated in writing delivered by the Participant to the Company to apply for purposes of the Plan and, if to the Company, to the Secretary of the Company at the Company's principal executive office or to such other officer of the Company at such address as may be designated in an Agreement or otherwise in writing delivered by the Company to the Participant.

10.11 Successors and Assigns. This Plan and an Agreement shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Participant, and all rights granted to the Company under this Plan and an Agreement, shall be binding upon the Participant's heirs, legal representatives and successors.

10.12 Headings. The headings contained in this Plan or in an Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Plan or an Agreement.

10.13 Severability. If any provision of this Plan and an Agreement shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereby or thereof, and this Plan and the Agreement shall be construed as if such invalid or unenforceable provision were omitted.

10.14 Entire Agreement. This Plan and, with respect to any Participant, the Agreement entered into with the Participant pursuant to which an Award is granted, including any Exhibits thereto, shall constitute the entire Agreement with respect to the subject matter hereof and thereof; provided that in the event of any inconsistency between the Plan and the Agreement, the terms and conditions of the Plan shall control.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed on its behalf by the undersigned officer of the Company, as duly authorized by its Board of Directors, as of February 8, 2021.

Grove, Inc.
(“The Company”)

By:	/s/ Andrew Norstrud
Andrew Norstrud
Title:	CFO

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